                                                                     Exhibit 3.1
                            ARTICLES OF ORGANIZATION

                                       OF

                      SOUTHWIND DEVELOPMENT COMPANY, L.L.C.



         THE UNDERSIGNED Organizer desires to form a limited liability company pursuant to the provisions of the "Alabama Limited Liability Company Act" as codified in Chapter 12 of Title 10 of the Code of Alabama of 1975, as amended (the "Act"), and does hereby adopt the following Articles of Organization:

                                   ARTICLE ONE

         NAME OF COMPANY: The name of the limited liability company is Southwind Development Company, L.L.C. (the "Company").

                                   ARTICLE TWO

         DURATION: The period for the duration of the Company shall be perpetual, and the Company shall continue until it is dissolved in accordance with the provisions of the Act or the Operating Agreement of the Company.

         Notwithstanding any provision to the contrary, the Company shall continue and not dissolve as a result of the death, retirement, resignation, expulsion, bankruptcy, or dissolution of any Member or any other event that terminates the continued Membership of the Member, unless there is no remaining Member, and the holders of all the financial rights in the Company do not continue the Company in accordance with the Act.

                                  ARTICLE THREE

         PURPOSES: The purposes for which the Company is organized are:

         (a) To purchase, own, hold, control, use, develop, improve, exchange, mortgage, lease, rent, sell, convey, or otherwise acquire and dispose of and deal generally in and with, real property, both improved and unimproved, all timber located or to be cultivated thereon, and any and all oil, gas and other minerals and mineral rights of every kind and any easement or other interest therein, wherever situate; to erect, or cause to be erected, on any lands owned, held or occupied by the company, houses, buildings, or other structures, with their appurtenances; to manage, operate, lease, rebuild, enlarge, alter or improve any buildings or other structures, now or hereafter erected on lands so owned, held or occupied; to encumber, sell or otherwise dispose of any lands or interests in lands, timber located or hereafter cultivated thereon, and any buildings or other structures; and

         (b) In general, to take any and all actions, and to exercise any and all powers which it might now or hereafter be lawful for a limited liability company to do or exercise under the Act, or any act amendatory thereof or supplemental thereto, that may be now or hereafter in force.


                                  ARTICLE FOUR

         REGISTERED OFFICE AND AGENT: The address of the initial registered office of the Company is as follows:

                                150 Government Street
                                Suite 2000
                                Mobile, Alabama  36602

and the name of the initial registered agent of the Company at said address is as follows:

                                Richard E. Davis

                                  ARTICLE FIVE

         INITIAL MEMBER: The name and mailing address of the Initial Member of the Company is as follows:

                                 Julian MacQueen
                           Baybridge Professional Park
                                  Building 113
                           Gulf Breeze, Florida 32561


         ORGANIZER: The name and mailing address of the Organizer of the Company, who has been authorized to execute this document in connection with the formation of the Company is as follows:

                                Richard E. Davis
                                LaClede Building
                              150 Government Street
                                   Suite 2000
                              Mobile, Alabama 36602


                                   ARTICLE SIX

         ADDITIONAL MEMBERS: The Member may admit Additional Members to the Company, as that term is defined in the Operating Agreement of the Company.

                                  ARTICLE SEVEN

         MANAGEMENT: The Company shall be managed by one (1) or more Managers. The Initial Manger who shall serve until his successor is elected and begins serving is as follows:

                                 Julian MacQueen
                           Baybridge Professional Park
                                  Building 113
                           Gulf Breeze, Florida 32561


                                  ARTICLE EIGHT

         INTERNAL AFFAIRS: The provisions for the regulation of the internal affairs of the Company shall be as set forth in the Operating Agreement of the Company.


                                  ARTICLE NINE

         NO LIABILITY: The Member of the Company shall have no liability for any debt, obligation, or liability of the Company, as provided in the Alabama Limited Liability Company Act.

         IN WITNESS WHEREOF, the undersigned Organizer has hereunto affixed his signature on this the 9th day of April, 1998.


                                                        /s/ Richard E. Davis
                                                        -----------------------
                                                        RICHARD E. DAVIS


THIS INSTRUMENT PREPARED BY:

ROBIN K. FINCHER, ESQUIRE
HELMSING, SIMS & LEACH, P.C.
150 Government Street, Suite 2000
Mobile, Alabama  36602
(334) 432-5521